UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CANDELA CORPORATION
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On September 9, 2009, Candela Corporation (“Candela”) provided the following employee frequently asked questions to certain of its executives in connection with its reaching an agreement with Syneron Medical Ltd., a company organized under the laws of the State of Israel (“Syneron”), to combine Candela and Syneron through the merger of Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron, with and into Candela on the terms and subject to the conditions of an agreement and plan of merger, dated as of September 8, 2009:

Q&A MASTER: EMPLOYEES

1)     When will I know how my job may be affected?

Will there be layoffs?

Will I have the same responsibilities as before, and will I report to the same manager?

Until the close of the transaction the companies remain separate and will operate business as usual. Between now and the closing of the merger, the functional integration planning teams will work diligently to develop plans for effectively combining operations. No decisions have been made about specific roles in either company. As plans begin to take shape, more information will be made available. Until then, it is business as usual.

2)     Why did we make this deal? How does Candela fit into Syneron’s strategy for growth and leadership in the market?

Syneron is committed to proactive and purposeful growth across all segments of the aesthetic marketplace – creating the industry’s broadest range of aesthetic treatment solutions and combining strong capital equipment and recurring revenue streams. Candela brings to Syneron some very attractive components that will advance Syneron’s strategic goals – including strong distribution channels, established recurring revenue producing products, a best-in-industry international infrastructure, innovative and efficacious products and a reputation for service and product support that puts the customer first. The Candela brand has for many years represented all these attributes – and so combines very well with the Syneron innovation brand. In addition, Syneron’s stated Core-focused growth strategy is greatly enhanced by Candela’s established strength among Core physicians and experienced aesthetic practices, especially in the dermatology specialties.

3)     What changes will there be to the organization structure?

There is little overlap in the Syneron and Candela product portfolios, facilities or distribution channels. Until the integration planning is complete, it is not known what organizational changes there may be, and in the meantime the companies remain separate with business continuing as usual.

Following the close of the transaction, Lou Scafuri will remain Chief Executive Officer of the combined company, Fabian Tenenbaum will remain CFO, and Dr. Shimon Eckhouse will remain Chairman of the Board of Directors. Jerry Puorro will step down following the completion of the acquisition, but will remain part of the combined company to help oversee the transition, and will become a board member of the combined company.

The joint integration planning team will immediately begin working to address how we can best utilize each other’s strengths and bring our companies together following the close, with the strongest leadership team possible. Syneron values Candela as a company and its long-established leadership position in the industry. It is fully expected that the experiences and insights of both companies’ employees will play an important role in the newly combined company. The plan is to make all decisions regarding the organizational structure before the deal closes.

This merger is less about exploiting synergies in how the two companies operate, but is about the opportunity to build for future growth and continued market growth. Coming together,

Syneron and Candela are the strongest possible entity with a platform for continued cutting edge innovation. We are focused on building the company that is best positioned to meet the full range of customers’ needs – and this will require us to fully exploit the best of both Syneron and Candela.

4)     Where will the newly combined company be located?

Syneron will maintain its corporate headquarters in Israel and North America office in Irvine, CA. Candela will operate as a wholly-owned subsidiary of Syneron and Candela will maintain its offices in Wayland, MA and all of its subsidiary operations will be maintained as presently constituted.

5)     What will the new combined direct sales force look like after the deal closes?

Until the close of the transaction the companies remain separate and independent will operate business as usual. Following closing, the established Syneron and Candela direct sales teams will continue to sell their own products. During the integration planning process, it is expected that opportunities for cross-selling and bundling will be identified, which will further strengthen the competitive position of each sales organization. Indirect distribution channels will be evaluated case-by-case in those markets to ensure the strongest company presence worldwide. Where the opportunity exists, we will leverage Candela’s international subsidiary infrastructure.

6)     How will this affect future product development plans?

Both companies have strong technology innovation pipelines. During the integration planning process, both R&D groups will collaborate to develop a product roadmap that accelerates the delivery of market solutions.

7)     Will there be any changes in our compensation, health coverage and/or other benefits when the deal is complete?

The Candela and Syneron employee benefits will remain the same or better. Of course, we continue to operate as separate companies until the transaction closes. The Human Resources integration planning team will be evaluating how the combined larger company may leverage our new buying power to offer the best possible package of benefits to all our employees.

8)     Will the Candela 401(k) matching program be restored?

Candela will be restoring the company 401(k) match effective December 1st 2009.

9)     What happens to my Candela stock, options and SARS?

All in the money options and SARs as of the closing date will be assumed by Syneron at the exchange ratio of ..2911. The vesting schedule for these options and SARs accelerates fully. All underwater options and SARs will be cancelled.

Candela shareholders will receive 0.2911 shares of Syneron common stock for each share of Candela common stock they own when the transaction closes.

10)   If I lose my job, how will I be transitioned out in terms of severance pay, benefits, 401(k), stock options, etc.?

For those employee’s that do not already have a severance commitment from the Company, Syneron has agreed to provide two weeks in lieu of notice and two weeks for every year of employment.

11)   How do our two companies’ cultures compare?

How will we deal with differences in the companies’ cultures?

In any merger, there are similarities and distinctions in the companies internal culture and external approach to the marketplace. The successful merger will capitalize on these normal commonalities and the differences. . The Candela and Syneron leadership teams are very focused on our people and the importance of our people in ensuring success of this merger.

12)   How will Candela and Syneron complement eachother in the marketplace?

Traditionally, Candela and Syneron have sold different products to mostly different market segments.. This is one of the real opportunities in this merger.

13)   Can I communicate with the other company’s employees?

Until the deal closes, we must operate as two separate and independent companies. We must continue to operate as if the deal had not been signed, and all of the normal rules regarding communications with other industry players must be observed

Among other things, confidential information is not to be shared with the other company’s employees. Only specifically designated staff may share information necessary to make detailed post-closing plans. Sales staff cannot trade customer or pricing information or hold joint sales calls. Please contact Paul Lucchese in the Candela legal department if you have any questions.

14)   What can I say publicly about the merger?

There are only a limited number of people designated as spokespeople on this transaction. If you are not one of these spokespeople, please do not speak publicly about this transaction. If you have any questions about this, contact Paul Lucchese. In addition, all press and industry analyst inquiries should be directed to Catherine Kniker.

Please note that we have a communications approval process in place for this transaction. Any broad base communication on this requires the approval of the Syneron and Candela working team. This includes broad communications to your staff, to customers or vendors, or to any other external person or organization.

15)   What organizational arrangements are being made to ensure a smooth transition into the newly combined company?

Who should we go to if we have questions regarding the transaction or the integration planning process?

In addition to the executive-level Syneron/Candela steering committee, a joint integration planning team has been formed to work through transitions to the post-close unified company. Each major functional area will have assigned integration team members from each company. The integration team leaders are Jonathan Kateman (Candela) and Assaf Korner (Syneron)

16)   How will I stay updated on the merger timing and the integration planning process?

The transaction is subject to approval of Candela’s shareholders as well as customary closing conditions and necessary anti-trust approvals. The transaction is expected to close by year-end 2009 We will communicate regularly with employees on the status of the transaction.

17)   How will the Syneron and Candela product and services that we offer be affected? Will some products be eliminated?

The merger of Candela and Syneron creates the broadest offering in the industry. While it is premature to comment specifically on the future, the newly combined company will be able to leverage Candela and Syneron product portfolio to continue to drive aesthetic treatment technology leadership.

18)   When will the deal be officially closed?

The transaction is subject to approval of Candela’s shareholders as well as customary closing conditions and necessary anti-trust approvals. The transaction is expected to close by year-end 2009.

19)   How will the companies be presented in upcoming trade shows?

Until the closing of the transaction, Candela and Syneron continue to operate as separate and independent businesses. During the integration planning process we will decide how we will present the combined companies at future trade shows and other marketing communications. To be clear both companies brands will remain.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the combination of Syneron Medical Ltd. and Candela Corporation pursuant to an Agreement and Plan of Merger (the “Merger”), Syneron Medical Ltd. will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Candela Corporation and a prospectus of Syneron Medical Ltd. and other relevant materials in connection with the proposed transactions. Candela Corporation will file the same proxy statement/prospectus with the SEC as well as mail it to Candela Corporation stockholders. Candela Corporation and Syneron Medical Ltd. urge investors and security holders to read the proxy statement/prospectus and the other relevant material when they become available because these materials will contain important information about Candela Corporation, Syneron Medical Ltd. and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, free copies of the documents filed with the SEC by Candela Corporation will be available on the investor relations portion of Candela Corporation’s website at www.candelalaser.com. Free copies of the documents filed with the SEC by Syneron Medical Ltd. will be available on the investor relations portion of Syneron Medical Ltd.’s website at www.syneron.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Candela Corporation in connection with the Merger. Information about those executive officers and directors of Candela Corporation and their ownership of Candela Corporation common stock is set forth in Candela Corporation’s proxy statement, which was filed with the SEC on November 12, 2008 and is supplemented by other public filings made, and to be made, with the SEC. Information about those executive officers and directors of Syneron Medical Ltd. is set forth in Syneron Medical Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 24, 2009 and is supplemented by other public filings made, and to be made, with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus and the other filings and documents referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Candela Corporation and Syneron Medical Ltd., including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Candela Corporation and Syneron

Medical Ltd., the benefits of the proposed combination, the future financial performance of Syneron Medical Ltd. after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Candela Corporation and Syneron Medical Ltd. to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Candela Corporation’s stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in Candela Corporation and Syneron Medical Ltd.’s most recent Annual Report on Form 10-K and Form 20-F, respectively, as well as the other factors described in the filings that Candela Corporation and Syneron Medical Ltd. make with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Candela Corporation and Syneron Medical Ltd.’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Candela Corporation and/or Syneron Medical Ltd. as of the date of this document. Candela Corporation and Syneron Medical Ltd. anticipate that subsequent events and developments will cause their expectations and beliefs to change. However, while Candela Corporation and Syneron Medical Ltd. may elect to update these forward-looking statements publicly in the future, they specifically disclaims any obligation to do so. The forward-looking statements of Candela Corporation and/or Syneron Medical Ltd. do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken. These forward-looking statements should not be relied upon as representing Candela Corporation or Syneron Medical Ltd.’s views as of any date after the date of this document.